Exhibit 99.1

            News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS POSTS THIRD QUARTER EPS OF $0.20
VERSUS $0.28 LAST YEAR;
ADJUSTED EPS OF $0.19 VERSUS $0.32 IN 2019

LAKE ZURICH, ILLINOIS, October 27, 2020 - ACCO Brands Corporation (NYSE: ACCO), today announced its third quarter earnings for the period ended September 30, 2020.

•3Q EPS of $0.20 versus $0.28 in prior year
•Adjusted 3Q EPS of $0.19 versus $0.32 in 2019
•3Q net sales $444 million, down 12 percent from 2019
•Quarterly sequential sales trends improved
•EMEA operating income increased versus 3Q 2019
•Cash from operations for 3Q was $89 million

"I am very pleased with our third quarter results. Net sales were better than expected and profits were at the high end of our guidance. These results demonstrate the strength, breadth and balance of our global business and product portfolio despite the economic challenges and the pandemic. We saw very solid improvement in EMEA, which helped to partially offset continuing softness in Latin America and an extended back-to-school sell-out in North America. Profitability and adjusted earnings per share continued to benefit from worldwide cost-saving actions. Once again, I extend my thanks to our global team for its hard work under very difficult circumstances," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands.

Third Quarter Results

Net sales decreased 12.2 percent to $444.1 million from $505.7 million in 2019. Comparable sales were $443.6 million, down 12.3 percent. Both declines were due to lower demand because of COVID-19 impacts1. Strong performance in EMEA partially offset a significant decline in International and weaker back-to-school sell-out in North America. Adverse foreign exchange was
1 In the earnings documents, "COVID-19 impacts" include the operational, financial, and other effects on ACCO Brands, its customers, and end users of its products, of school and business closures, work from home, remote and hybrid learning, government orders, and manufacturing, distribution, supply chain and other disruptions resulting from COVID-19 and the actions ACCO Brands, its customers and end users have taken in response to the pandemic, including actions we have taken to manage our inventory and credit risk under the circumstances.

negligible at $0.5 million, or 0.1 percent. Sales trends improved sequentially due to business re-openings, a large computer accessories contract win, and economic recovery, especially in EMEA.

Operating income was $34.3 million, down from $48.8 million in 2019, and adjusted operating income was $34.9 million, down from $52.4 million in 2019. Both declines were due to lower sales related to COVID-19 impacts, lower fixed cost absorption, and increased charges for bad debt reserves, partially offset by cost reductions. Foreign exchange benefited operating income $1.0 million.

Net income was $18.8 million, or $0.20 per share, compared with $28.0 million, or $0.28 per share, last year. Adjusted net income was $18.1 million, or $0.19 per share, compared with $31.3 million, or $0.32 per share, in 2019. Both declines were largely due to lower adjusted operating income.

Business Segment Results

ACCO Brands North America - Sales of $238.5 million decreased 12.4 percent from $272.4 million in 2019. Comparable sales of $239.0 million decreased 12.2 percent. Both declines were due to lower demand related to COVID-19 impacts. The segment benefited from strong sales of Kensington® computer accessories and TruSens® air purifiers. Back-to-school sell-out was impacted by remote school starts in most of the U.S. This situation has resulted in lower sales and a longer selling season that is extending into the fourth quarter. The commercial office products side of the business remained weak due to employees working from home.

Operating income was $22.9 million versus $33.7 million in 2019. Adjusted operating income of $23.2 million decreased 34.8 percent from $35.6 million in 2019. Both declines are due to lower sales related to COVID-19 impacts, unfavorable customer and product mix, and lower fixed cost absorption, partially offset by cost reductions and Canadian government assistance of $0.4 million.

ACCO Brands EMEA - Sales of $136.4 million increased 2.5 percent from $133.1 million in 2019 as a result of favorable foreign exchange of $6.1 million, or 4.6 percent. Comparable sales of $130.3 million decreased 2.1 percent due to lower demand related to COVID-19 impacts. These impacts were largely offset by growth in shredders, air purifiers, DIY tools, and computer accessories due to office and school reopenings throughout the region. Sales trends strongly improved as European economies reopened from second quarter shutdowns.

Operating income of $16.7 million increased from $13.8 million in 2019. Adjusted operating income was $16.6 million compared with $13.9 million in 2019. Both increases were due to a higher gross margin, lower SG&A expense from cost reductions and European governments' assistance of $1.2 million.

ACCO Brands International - Sales of $69.2 million decreased 30.9 percent from $100.2 million in 2019. Comparable sales were $74.3 million, down 25.8 percent. Both sales declines resulted from lower demand due to COVID-19 impacts, particularly in Brazil and Mexico where many schools and offices were closed, as well as from a partial lockdown in Australia. The Foroni acquisition in Brazil added $1.0 million, or 1.0 percent, and adverse foreign exchange reduced sales $6.1 million, or 6.1 percent.

Operating income of $3.7 million decreased from $10.8 million last year, and adjusted operating income of $4.1 million decreased from $11.1 million. Both declines were the result of lower sales,

adverse customer and product mix, higher bad debt reserves, and lower fixed cost absorption, partially offset by cost reductions and $1.9 million in government assistance.

Nine Months Results

Net sales decreased 15.7 percent to $1,195.1 million from $1,418.3 million in 2019. Comparable sales were $1,196.5 million, down 15.6 percent. Both declines resulted from lower demand because of COVID-19 impacts. Adverse foreign exchange was $18.1 million, or 1.3 percent. The Foroni acquisition added $16.7 million, or 1.2 percent.

Operating income was $70.2 million compared with $128.1 million in 2019. Adjusted operating income was $78.3 million compared with $135.0 million. Both declines were due to lower sales, partially offset by cost reductions. Foroni had an operating loss of $2.7 million. Foreign exchange was immaterial and restructuring charges increased expenses $2.5 million versus last year.

Net income was $32.2 million, or $0.34 per share, compared with $63.3 million, or $0.62 per share, in 2019. Adjusted net income was $36.7 million, or $0.38 per share, compared with $76.3 million, or $0.75 per share, in 2019. Both declines were due to lower operating income.

Capital Allocation

In the third quarter, the company generated $89.3 million of net cash from operating activities and $86.4 million of free cash flow, including capital expenditures of $2.9 million. The company repaid $124.0 million of debt in the quarter. The company also paid $6.1 million in dividends.

Year to date, the company generated $21.8 million of net cash from operating activities and $10.0 million of free cash flow, including capital expenditures of $11.8 million. The company repurchased 2.9 million shares for a net $19.0 million, and paid $18.4 million in dividends. The company does not plan to repurchase shares for the remainder of 2020. The company's long-term strategy remains to deploy cash to fund dividends, reduce debt, make acquisitions and repurchase stock.

Outlook

"We believe our fourth quarter sales will decline in a range of 15 percent to 20 percent, and adjusted earnings per share will be in a range of $0.26 to $0.32. Our outlook includes an adverse foreign exchange impact of 2 percent on sales and $0.02 on adjusted EPS. For the full year, our outlook is to generate more than $100 million of free cash flow (over $120 million in operating cash flow minus capital expenditures of less than $20 million)," Elisman continued.
"We believe we are taking the right actions to withstand the economic and industry obstacles we are facing as we strengthen our position within growing channels and categories. Our balance sheet remains strong, and we have good liquidity, with no debt maturities until May 2024. We are confident in our strategy to transform our company into a more consumer-focused business," Elisman concluded.

Update on Incremental Cost Reduction Actions in Response to COVID-19

In March, the company began a range of temporary cost reduction actions in addition to its normal productivity initiatives. More recently, other longer-term actions were taken to focus the business on faster growing categories and channels and to reduce headcount. All of the cost reduction actions reduced expenses approximately $20 million in the third quarter and $63 million year to date. In the fourth quarter, the company expects to save an additional $15 million.

Update on Safeguarding Employees and Facilities

The health and safety of ACCO Brands employees are paramount, and the company made early decisions to minimize COVID-19 exposure to its employees. The vast majority of ACCO Brands office employees continue to work from home; however, some employees outside of North America have returned to their offices, with appropriate health and safety restrictions in place. All factories and distribution facilities are open to meet customer demand, following WHO and CDC recommendations and local government guidelines. The company will continue to monitor and update actions as warranted.

Webcast

At 8:30 a.m. Eastern time on October 28, 2020, ACCO Brands Corporation will host a conference call to discuss the company's third quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section at the end of this earnings release.

Forward-Looking Statements

Statements contained in this earnings release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, including without limitation, statements concerning the impacts of the COVID-19 pandemic on the company’s business, operations, results of operations, liquidity and financial condition, are "forward-

looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding both the near-term and long-term impact of the COVID-19 pandemic on the economy and our business, our customers and the end-users of our products, and other changes in the macro environment; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of fluctuations in foreign currency and acquisitions and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: the scope and duration of the COVID-19 pandemic, government actions and other third-party responses to it and the consequences for the global economy, as well as the regional and local economies in which we operate, uncertainties regarding when the risks of the pandemic will subside and how geographies, distribution channels and consumer behaviors will evolve over time in response to the pandemic, and its impact on our business, operations, results of operations and financial condition, including, among others, manufacturing, distribution and supply chain disruptions, reduced demand for our products and services, and the financial condition of our suppliers and customers, including their ability to fund their operations and pay their invoices. Additionally, many of the other risk factors affecting us are currently elevated by, and may continue to be elevated by, the COVID-19 pandemic.

Other factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with shifts in the channels of distribution for our products; issues that affect customer and consumer spending decisions during periods of economic uncertainty or weakness; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; our ability to successfully implement our cost reduction and productivity initiatives; risks associated with the changes to U.S. trade policies and regulations, including increased import tariffs and overall uncertainty surrounding international trade relations; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory and compliance and other risks in such markets; the effects of the U.S. Tax Cuts and Jobs Act; the impact of litigation or other legal proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; risks associated with changes in the cost or availability of raw materials, labor, transportation and other necessary supplies and services and the cost of finished goods; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants, our ability to comply with financial ratios and tests, and the phase out of the London Interbank Offered Rate; a change in or discontinuance of our stock repurchase program or the payment of dividends; the bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; product liability claims, recalls or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christine Hanneman        Julie McEwan
Investor Relations        Media Relations
(847) 796-4320        (937) 974-8162

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$85.8	$27.8
Accounts receivable, net	343.7	453.7
Inventories	300.5	283.3
Other current assets	35.0	41.2
Total current assets	765.0	806.0
Total property, plant and equipment	641.8	651.7
Less: accumulated depreciation	(402.0)	(384.6)
Property, plant and equipment, net	239.8	267.1
Right of use asset, leases	87.0	101.9
Deferred income taxes	117.3	119.0
Goodwill	723.4	718.6
Identifiable intangibles, net	726.8	758.6
Other non-current assets	36.5	17.4
Total assets	$2,695.8	$2,788.6
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$5.8	$3.7
Current portion of long-term debt	30.0	29.5
Accounts payable	171.4	245.7
Accrued compensation	41.9	48.5
Accrued customer program liabilities	76.9	99.7
Lease liabilities	20.1	21.8
Other current liabilities	124.2	139.9
Total current liabilities	470.3	588.8
Long-term debt, net	876.3	777.2
Long-term lease liabilities	76.4	89.8
Deferred income taxes	170.7	177.5
Pension and post-retirement benefit obligations	268.7	283.2
Other non-current liabilities	108.2	98.4
Total liabilities	1,970.6	2,014.9
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(39.9)	(38.2)
Paid-in capital	1,878.9	1,890.8
Accumulated other comprehensive loss	(554.2)	(505.7)
Accumulated deficit	(560.6)	(574.2)
Total stockholders' equity	725.2	773.7
Total liabilities and stockholders' equity	$2,695.8	$2,788.6

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net sales	$444.1	$505.7	(12.2)%	$1,195.1	$1,418.3	(15.7)%
Cost of products sold	317.0	349.8	(9.4)%	845.8	970.8	(12.9)%
Gross profit	127.1	155.9	(18.5)%	349.3	447.5	(21.9)%
Operating costs and expenses:
Selling, general and administrative expenses	84.4	96.4	(12.4)%	247.7	287.8	(13.9)%
Amortization of intangibles	7.9	8.6	(8.1)%	24.1	26.8	(10.1)%
Restructuring charges	0.5	2.1	(76.2)%	7.3	4.8	52.1%
Total operating costs and expenses	92.8	107.1	(13.4)%	279.1	319.4	(12.6)%
Operating income	34.3	48.8	(29.7)%	70.2	128.1	(45.2)%
Non-operating expense (income):
Interest expense	10.2	11.5	(11.3)%	28.7	33.6	(14.6)%
Interest income	(0.2)	(0.7)	(71.4)%	(0.8)	(2.9)	(72.4)%
Non-operating pension income	(1.4)	(1.3)	7.7%	(4.4)	(4.1)	7.3%
Other expense (income), net	0.1	(0.9)	NM	0.8	0.1	700.0%
Income before income tax	25.6	40.2	(36.3)%	45.9	101.4	(54.7)%
Income tax expense	6.8	12.2	(44.3)%	13.7	38.1	(64.0)%
Net income	$18.8	$28.0	(32.9)%	$32.2	$63.3	(49.1)%

Per share:
Basic income per share	$0.20	$0.29	(31.0)%	$0.34	$0.63	(46.0)%
Diluted income per share	$0.20	$0.28	(28.6)%	$0.34	$0.62	(45.2)%

Weighted average number of shares outstanding:
Basic	94.5	97.6		95.0	100.4
Diluted	95.6	98.9		96.2	101.9

Cash dividends declared per common share	$0.065	$0.060		$0.195	$0.180

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019		2020	2019
Gross profit (Net sales, less Cost of products sold)	28.6%	30.8%		29.2%	31.6%
Selling, general and administrative expenses	19.0%	19.1%		20.7%	20.3%
Operating income	7.7%	9.6%		5.9%	9.0%
Income before income tax	5.8%	7.9%		3.8%	7.1%
Net income	4.2%	5.5%		2.7%	4.5%
Income tax rate	26.6%	30.3%		29.8%	37.6%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in millions)	2020	2019
Operating activities
Net income	$32.2	$63.3
Amortization of inventory step-up	—	0.2
Depreciation	28.2	26.3
Other non-cash items	0.5	0.2
Amortization of debt issuance costs	1.7	1.7
Amortization of intangibles	24.1	26.8
Stock-based compensation	5.2	6.3
Loss on debt extinguishment	—	0.3
Changes in balance sheet items:
Accounts receivable	78.7	54.0
Inventories	(28.4)	34.8
Other assets	(1.0)	(2.6)
Accounts payable	(67.1)	(102.1)
Accrued expenses and other liabilities	(47.3)	(40.8)
Accrued income taxes	(5.0)	6.7
Net cash provided by operating activities	21.8	75.1
Investing activities
Additions to property, plant and equipment	(11.8)	(21.9)
Proceeds from the disposition of assets	—	0.1
Cost of acquisitions, net of cash acquired	0.6	(42.1)
Other assets acquired	—	(5.2)
Net cash used by investing activities	(11.2)	(69.1)
Financing activities
Proceeds from long-term borrowings	231.5	325.9
Repayments of long-term debt	(146.4)	(272.0)
Proceeds/repayments of notes payable, net	2.5	(8.6)
Payments for debt issuance costs	(1.6)	(3.3)
Dividends paid	(18.4)	(18.1)
Repurchases of common stock	(18.9)	(56.8)
Payments related to tax withholding for stock-based compensation	(1.8)	(4.3)
Proceeds from the exercise of stock options	1.7	3.1
Net cash provided (used) by financing activities	48.6	(34.1)
Effect of foreign exchange rate changes on cash and cash equivalents	(1.2)	(1.2)
Net increase (decrease) in cash and cash equivalents	58.0	(29.3)
Cash and cash equivalents
Beginning of the period	27.8	67.0
End of the period	$85.8	$37.7

About Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures. We explain below how we calculate and use each of these non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with acquisitions, the impact of foreign currency fluctuation and acquisitions, unusual tax items and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Net Sales: Represents net sales excluding the impact of acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable net sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable net sales as comparable sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to our acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring charges, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation; excess tax benefits/losses; and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, restructuring charges, expenses associated with debt refinancing and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow: Represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic acquisitions, reducing debt, and repurchasing shares.

Net Leverage Ratio: Represents total debt, less debt origination costs and cash and cash equivalents divided by Adjusted EBTIDA. We believe that net leverage ratio is useful to investors since the company has the ability to, and may decide to use a portion of its cash and cash equivalents to retire debt.

This earnings release also provides forward-looking non-GAAP adjusted earnings per share, free cash flow, net leverage ratio and adjusted tax rate. We do not provide a reconciliation of forward-looking adjusted earnings per share, free cash flow, net leverage ratio or adjusted tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended September 30, 2020 and 2019.

		Three Months Ended September 30, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$84.4	19.0%	$34.3	7.7%	$25.6	5.8%	$6.8	26.6%	$18.8	4.2%
Reported GAAP diluted income per share (EPS)										$0.20
Transaction and integration expenses	(B)	(0.1)		0.1		0.1		—		0.1
Restructuring charges		—		0.5		0.5		0.2		0.3
Operating tax gains	(D)	—		—		(0.2)		—		(0.2)
Other discrete tax items	(E)	—		—		—		0.9		(0.9)
Adjusted Non-GAAP		$84.3	19.0%	$34.9	7.9%	$26.0	5.9%	$7.9	30.4%	$18.1	4.1%
Adjusted diluted income per share (Adjusted EPS)										$0.19

		Three Months Ended September 30, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$155.9	30.8%	$96.4	19.1%	$48.8	9.6%	$40.2	7.9%	$12.2	30.3%	$28.0	5.5%
Reported GAAP diluted income per share (EPS)												$0.28
Inventory step-up amortization	(A)	0.1		—		0.1		0.1		—		0.1
Transaction and integration expenses	(B)	—		(1.4)		1.4		1.4		0.4		1.0
Restructuring charges		—		—		2.1		2.1		0.5		1.6
Operating tax gain	(D)	—		—		—		(0.7)		—		(0.7)
Other discrete tax items	(E)	—		—		—		—		(1.3)		1.3
Adjusted Non-GAAP		$156.0	30.8%	$95.0	18.8%	$52.4	10.4%	$43.1	8.5%	$11.8	27.4%	$31.3	6.2%
Adjusted diluted income per share (Adjusted EPS)												$0.32

See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 13.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the nine months ended September 30, 2020 and 2019.

		Nine Months Ended September 30, 2020
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$247.7	20.7%	$70.2	5.9%	$45.9	3.8%	$13.7	29.8%	$32.2	2.7%
Reported GAAP diluted income per share (EPS)										$0.34
Transaction and integration expenses	(B)	(0.8)		0.8		0.8		0.2		0.6
Restructuring charges		—		7.3		7.3		2.0		5.3
Operating tax gains	(D)	—		—		(1.8)		—		(1.8)
Other discrete tax items	(E)	—		—		—		(0.4)		0.4
Adjusted Non-GAAP		$246.9	20.7%	$78.3	6.6%	$52.2	4.4%	$15.5	29.7%	$36.7	3.1%
Adjusted diluted income per share (Adjusted EPS)										$0.38

		Nine Months Ended September 30, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales
Reported GAAP		$447.5	31.6%	$287.8	20.3%	$128.1	9.0%	$101.4	7.1%	$38.1	37.6%	$63.3	4.5%
Reported GAAP diluted income per share (EPS)												$0.62
Inventory step-up amortization	(A)	0.2		—		0.2		0.2		—		0.2
Transaction and integration expenses	(B)	—		(1.9)		1.9		1.9		0.5		1.4
Restructuring charges		—		—		4.8		4.8		1.3		3.5
Refinancing costs	(C)	—		—		—		0.3		0.1		0.2
Operating tax gain	(D)	—		—		—		(0.7)		—		(0.7)
Brazil tax adjustment	(E)	—		—		—		—		(5.6)		5.6
Other discrete tax items	(E)	—		—		—		—		(2.8)		2.8
Adjusted Non-GAAP		$447.7	31.6%	$285.9	20.2%	$135.0	9.5%	$107.9	7.6%	$31.6	29.3%	$76.3	5.4%
Adjusted diluted income per share (Adjusted EPS)												$0.75

See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 13.

Notes to Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.Represents the amortization of step-up in the value of inventory associated with the Cumberland asset acquisition in 2019.
B.Represents transaction and integration expenses associated with the acquisition of Indústria Gráfica Foroni Ltda. ("Foroni") in 2020, and associated with the Cumberland asset acquisition in 2019.
C.Represents the write-off of debt issuance costs of $0.1 million and $0.2 million of other costs associated with the Company's refinancing in the second quarter of 2019.
D.Represents the gain from certain Brazilian indirect tax credits recognized of $1.1 million and the gain from the release of unneeded reserves for certain operating taxes related to a pre-acquisition period for GOBA Internacional, S.A. de C.V. ("GOBA") of $0.5 million in the first quarter of 2020. Represents the gain from the release of unneeded reserves for certain operating taxes related to a pre-acquisition period for Foroni of $0.2 million in the third quarter of 2020 and from a pre-acquisition period for GOBA of $0.7 million in the third quarter of 2019.
E.The adjustments to income tax expense include the effects of the adjustments outlined above for the three months ended September 30, 2020, in the amount of $0.2 million and discrete tax adjustments of $0.9 million for a total of $1.1 million, resulting in an adjusted tax rate of 30.4% for the third quarter of 2020, and adjustments for the three months ended September 30, 2019, in the amount of $0.9 million and discrete tax adjustments of $(1.3) million, resulting in an adjusted tax rate of 27.4% for the third quarter of 2019. Adjustments for the nine months ended September 30, 2020,were in the amount of $2.2 million and discrete tax adjustments of $(0.4) million for a total of $1.8 million, resulting in an adjusted tax rate of 29.7% and adjustments for the nine months ended September 30, 2019 were in the amount of $2.0 million and discrete tax adjustments of $(8.5) million.(including a $5.6 million tax expense related to our Brazilian tax reserve) for a total of $(6.5) million resulting in an adjusted tax rate of 29.3%.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions)

The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net income	$18.8	$28.0	(32.9)%	$32.2	$63.3	(49.1)%
Inventory step-up amortization	—	0.1	(100.0)%	—	0.2	(100.0)%
Transaction and integration expenses	0.1	1.4	(92.9)%	0.8	1.9	(57.9)%
Restructuring charges	0.5	2.1	(76.2)%	7.3	4.8	52.1%
Depreciation	9.8	8.8	11.4%	28.2	26.3	7.2%
Stock-based compensation	1.8	0.9	100.0%	5.2	6.3	(17.5)%
Amortization of intangibles	7.9	8.6	(8.1)%	24.1	26.8	(10.1)%
Interest expense, net	10.0	10.8	(7.4)%	27.9	30.7	(9.1)%
Other expense (income), net	0.1	(0.9)	NM	0.8	0.1	700.0%
Income tax expense	6.8	12.2	(44.3)%	13.7	38.1	(64.0)%
Adjusted EBITDA (non-GAAP)	$55.8	$72.0	(22.5)%	$140.2	$198.5	(29.4)%

Adjusted EBITDA as a % of Net Sales	12.6%	14.2%		11.7%	14.0%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In millions)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net cash provided by operating activities	$89.3	$190.8	$21.8	$75.1

Net cash (used) provided by:
Additions to property, plant and equipment	(2.9)	(7.2)	(11.8)	(21.9)
Proceeds from the disposition of assets	—	(0.2)	—	0.1
Free cash flow (non-GAAP)	$86.4	$183.4	$10.0	$53.3

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions)

	2020					2019					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$167.8	$7.6	$—	$7.6	4.5%	$160.4	$6.8	$1.4	$8.2	5.1%	$7.4	4.6%	$(0.6)	(7.3)%	(60)
ACCO Brands EMEA	127.5	12.0	(0.1)	11.9	9.3%	146.5	15.9	0.2	16.1	11.0%	(19.0)	(13.0)%	(4.2)	(26.1)%	(170)
ACCO Brands International	88.8	5.9	0.5	6.4	7.2%	87.0	5.6	1.2	6.8	7.8%	1.8	2.1%	(0.4)	(5.9)%	(60)
Corporate	—	(8.1)	0.2	(7.9)		—	(10.4)	0.4	(10.0)		—		2.1
Total	$384.1	$17.4	$0.6	$18.0	4.7%	$393.9	$17.9	$3.2	$21.1	5.4%	$(9.8)	(2.5)%	$(3.1)	(14.7)%	(70)

Q2:
ACCO Brands North America	$231.7	$37.4	$5.0	$42.4	18.3%	$307.9	$60.6	$(0.2)	$60.4	19.6%	$(76.2)	(24.7)%	$(18.0)	(29.8)%	(130)
ACCO Brands EMEA	88.3	(1.8)	0.7	(1.1)	(1.2)%	128.3	7.4	—	7.4	5.8%	(40.0)	(31.2)%	(8.5)	(114.9)%	(700)
ACCO Brands International	46.9	(4.4)	1.2	(3.2)	(6.8)%	82.5	4.1	0.3	4.4	5.3%	(35.6)	(43.2)%	(7.6)	(172.7)%	(1,210)
Corporate	—	(12.7)	—	(12.7)		—	(10.7)	—	(10.7)		—		(2.0)
Total	$366.9	$18.5	$6.9	$25.4	6.9%	$518.7	$61.4	$0.1	$61.5	11.9%	$(151.8)	(29.3)%	$(36.1)	(58.7)%	(500)

Q3:
ACCO Brands North America	$238.5	$22.9	$0.3	$23.2	9.7%	$272.4	$33.7	$1.9	$35.6	13.1%	$(33.9)	(12.4)%	$(12.4)	(34.8)%	(340)
ACCO Brands EMEA	136.4	16.7	(0.1)	16.6	12.2%	133.1	13.8	0.1	13.9	10.4%	3.3	2.5%	2.7	19.4%	180
ACCO Brands International	69.2	3.7	0.4	4.1	5.9%	100.2	10.8	0.3	11.1	11.1%	(31.0)	(30.9)%	(7.0)	(63.1)%	(520)
Corporate	—	(9.0)	—	(9.0)		—	(9.5)	1.3	(8.2)		—		(0.8)
Total	$444.1	$34.3	$0.6	$34.9	7.9%	$505.7	$48.8	$3.6	$52.4	10.4%	$(61.6)	(12.2)%	$(17.5)	(33.4)%	(250)

Q4:
ACCO Brands North America						$226.1	$29.9	$2.5	$32.4	14.3%
ACCO Brands EMEA						161.4	21.5	2.0	23.5	14.6%
ACCO Brands International						149.9	28.0	2.5	30.5	20.3%
Corporate						—	(11.3)	1.3	(10.0)
Total						$537.4	$68.1	$8.3	$76.4	14.2%

YTD:
ACCO Brands North America	$638.0	$67.9	$5.3	$73.2	11.5%	$966.8	$131.0	$5.6	$136.6	14.1%
ACCO Brands EMEA	352.2	26.9	0.5	27.4	7.8%	569.3	58.6	2.3	60.9	10.7%
ACCO Brands International	204.9	5.2	2.1	7.3	3.6%	419.6	48.5	4.3	52.8	12.6%
Corporate	—	(29.8)	0.2	(29.6)		—	(41.9)	3.0	(38.9)
Total	$1,195.1	$70.2	$8.1	$78.3	6.6%	$1,955.7	$196.2	$15.2	$211.4	10.8%

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 13.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

				Comparable				Comparable
	Net Sales	Currency		Net Sales	Net Sales	Currency		Net Sales	Comparable
	Change	Translation	Acquisition	Change (A)	Change	Translation	Acquisition	Change (A)	Net Sales
Q1 2020:
ACCO Brands North America	4.6%	(0.1)%	—%	4.7%	$7.4	$(0.2)	$—	$7.6	$168.0
ACCO Brands EMEA	(13.0)%	(2.9)%	—%	(10.1)%	(19.0)	(4.3)	—	(14.7)	131.8
ACCO Brands International	2.1%	(7.0)%	16.6%	(7.5)%	1.8	(6.1)	14.4	(6.5)	80.5
Total	(2.5)%	(2.7)%	3.7%	(3.5)%	$(9.8)	$(10.6)	$14.4	$(13.6)	$380.3

Q2 2020:
ACCO Brands North America	(24.7)%	(0.2)%	—%	(24.5)%	$(76.2)	$(0.6)	$—	$(75.6)	$232.3
ACCO Brands EMEA	(31.2)%	(1.6)%	—%	(29.6)%	(40.0)	(2.1)	—	(37.9)	90.4
ACCO Brands International	(43.2)%	(5.2)%	1.6%	(39.6)%	(35.6)	(4.3)	1.3	(32.6)	49.9
Total	(29.3)%	(1.3)%	0.3%	(28.3)%	$(151.8)	$(7.0)	$1.3	$(146.1)	$372.6

Q3 2020:
ACCO Brands North America	(12.4)%	(0.2)%	—%	(12.2)%	$(33.9)	$(0.5)	$—	$(33.4)	$239.0
ACCO Brands EMEA	2.5%	4.6%	—%	(2.1)%	3.3	6.1	—	(2.8)	130.3
ACCO Brands International	(30.9)%	(6.1)%	1.0%	(25.8)%	(31.0)	(6.1)	1.0	(25.9)	74.3
Total	(12.2)%	(0.1)%	0.2%	(12.3)%	$(61.6)	$(0.5)	$1.0	$(62.1)	$443.6

2020 YTD:
ACCO Brands North America	(13.9)%	(0.2)%	—%	(13.7)%	$(102.7)	$(1.3)	$—	$(101.4)	$639.3
ACCO Brands EMEA	(13.7)%	(0.1)%	—%	(13.6)%	(55.7)	(0.3)	—	(55.4)	352.5
ACCO Brands International	(24.0)%	(6.1)%	6.2%	(24.1)%	(64.8)	(16.5)	16.7	(65.0)	204.7
Total	(15.7)%	(1.3)%	1.2%	(15.6)%	$(223.2)	$(18.1)	$16.7	$(221.8)	$1,196.5
(A) Comparable net sales represents net sales excluding acquisitions and with current-period foreign operation sales translated at prior-year currency rates.